UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

PVR PARTNERS, L.P.

(Exact name of registrant specified in its Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Radnor Corporate Center, Suite 301 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 975-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

PVR Partners, L.P. (“PVR”), PVR Finco LLC, a wholly owned subsidiary of PVR (the “Borrower”), and certain subsidiaries of the Borrower (together with PVR and the Borrower, the “Loan Parties”) are parties to that certain Amended and Restated Credit Agreement, dated as of August 13, 2010, with a group of lenders, including PNC Bank, National Association, as administrative agent (the “Agent”), that provides for a $1.0 billion revolving credit facility (as amended by a First Amendment on April 19, 2011, and by a Second Amendment on April 23, 2012, the “Credit Agreement”).

On February 21, 2013, the Loan Parties entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement (as amended by the Third Amendment, the “Amended Credit Agreement”). The Third Amendment modifies the Maximum Leverage Ratio covenant so that the Loan Parties shall maintain a ratio of Consolidated Total Indebtedness (as defined in the Amended Credit Agreement), as measured at the end of each fiscal quarter, to Consolidated EBITDA (as defined in the Amended Credit Agreement), calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, of not more than (i) 6.50 to 1.00 commencing with the fiscal period ending June 30, 2012 through the fiscal period ending December 31, 2012, (ii) 5.75 to 1.00 commencing with the fiscal period ending March 31, 2013 through the fiscal period ending June 30, 2013, (iii) 5.50 to 1.00 commencing with the fiscal period ending September 30, 2013 through the fiscal period ending December 31, 2013 and (iv) 5.25 to 1.00 commencing with the fiscal period ending March 31, 2014 and for each fiscal period thereafter. The other covenants and events of default in the Amended Credit Agreement are the same as those contained in the Credit Agreement.

The variable pricing contained in the Credit Agreement had seven levels, including two tiers of pricing (Level VI and Level VII) that applied when the Leverage Ratio (as defined in the Credit Agreement) of the Loan Parties exceeded 5.00 to 1.00. Under the Credit Agreement, commencing with the fiscal period ending March 31, 2013 and for each fiscal period thereafter, the variable pricing did not include Level VI and Level VII pricing.

Under the Amended Credit Agreement (i) the variable pricing includes Level VI and Level VII pricing commencing with the fiscal period ending June 30, 2012 and for each fiscal period through the fiscal period ending December 31, 2013 and (ii) commencing with the fiscal period ending March 31, 2014 and for each fiscal period thereafter, the variable pricing grid has five tiers and does not include Level VI and Level VII pricing. The Third Amendment does not change the margin and fees that apply at each level of pricing.

The Amended Credit Agreement is guaranteed by PVR and certain of the subsidiaries of the Borrower pursuant to a Guaranty Agreement and a Parent Guaranty Agreement. The obligations of the Loan Parties under the Amended Credit Agreement are secured by a first priority lien on substantially all of the present and future property and assets of the Loan Parties pursuant to a Pledge Agreement, a Security Agreement, and various Mortgages and Deeds of Trust. The Amended Credit Agreement is available to provide funds for general partnership purposes, including working capital, capital expenditures, acquisitions and quarterly distributions.

A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing does not constitute a complete summary of the terms of the Amended Credit Agreement and the description of the Amended Credit Agreement herein is qualified in its entirety by reference to the text of Exhibit 10.1 and to the Credit Agreement, the First Amendment to the Credit Agreement and the Second Amendment to the Credit Agreement, which are filed as Exhibit 10.1 to PVR’s Form 8-K filed on August 19, 2010, as Exhibit 10.1.1 to PVR’s Form 8-K filed on April 21, 2011 and as Exhibit 10.1.2 to PVR’s Form 8-K filed on April 27, 2012, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this item are included in Item 1.01 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of February 21, 2013, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2013

PVR Partners, L.P.

By:	PVR GP, LLC
its general partner

By:	/S/ ROBERT B. WALLACE
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of February 21, 2013, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.